Exhibit 23.2

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in Registration Statement No. 333-279014 on Form S-3 and in Registration Statement Nos. 333-267592, 333-224957, 333-209462, 333-178467, and 333-163542 on Form S-8 of our report dated September 10, 2025, relating to the financial statements of Aviat Networks, Inc. appearing in the Annual Report on Form 10-K of Aviat Networks, Inc. for the year ended July 3, 2026.
/s/ Deloitte & Touche LLP
Austin, Texas
August 27, 2026